Exhibit 10.22
EXECUTION COPY
FIRST AMENDMENT
TO
MASTER PARTICIPATION AGREEMENT
among
SOCIEDAD MINERA CERRO VERDE, S.A.A.,
as Borrower,
and
CALYON NEW YORK BRANCH,
as Administrative Agent
Dated as of December 16, 2005

FIRST AMENDMENT TO MASTER PARTICIPATION AGREEMENT
This FIRST AMENDMENT TO MASTER PARTICIPATION AGREEMENT (“First Amendment”), dated as of December 16, 2005, is made and entered between SOCIEDAD MINERA CERRO VERDE, S.A.A., a Peruvian sociedad anónima abierta listed on the Lima Stock Exchange and organized under the laws of Peru (the “Borrower”) and CALYON NEW YORK BRANCH, a licensed branch of a banking corporation organized and existing under the laws of the French Republic, in its capacity as Administrative Agent (the “Administrative Agent”, and collectively with the Borrower, the “Parties”).
RECITALS
     A. The Borrower, Japan Bank for International Cooperation, a Japanese government financial institution organized under the laws of Japan, Sumitomo Mitsui Banking Corporation, a stock corporation organized under the laws of Japan, The Bank of Tokyo-Mitsubishi, Ltd., a banking institution organized under the laws of Japan, KfW, a public corporation formed under the laws of the Federal Republic of Germany, CALYON New York Branch, a licensed branch of a banking corporation organized under the laws of the French Republic, The Royal Bank of Scotland plc, a public limited company incorporated under the laws of Scotland, The Bank of Nova Scotia, a Canadian chartered bank, organized under the laws of Canada, Mizuho Corporate Bank, Ltd., a banking institution organized under the laws of Japan, and the Administrative Agent have entered into a Master Participation Agreement (the “Master Participation Agreement”), dated as of September 30, 2005;
     B. Pursuant to Section 12.19(a) of the Master Participation Agreement, the Master Participation Agreement may be amended pursuant to a written instrument executed by the Borrower, the Administrative Agent acting in accordance with Section 10.01 thereof and, with respect to any amendment that modifies any provision of the Master Participation Agreement in a manner that adversely affects any rights of the Administrative Agent thereunder or enlarges its duties thereunder, the Administrative Agent;
     C. The Parties wish to amend certain provisions of the Master Participation Agreement in a manner that does not adversely affect the rights of the Administrative Agent thereunder or enlarge its duties thereunder; and
     D. The Administrative Agent has received all necessary authorizations from the Senior Facility Lenders to authorize the Administrative Agent to enter into this First Amendment.

     NOW THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
     1. Schedule 6.04 to the Master Participation Agreement is hereby amended by adding the following paragraph at the end of such Schedule:
“•	Ministry of Energy and Mines. On December 1, 2005, the Borrower received a notification from the Ministry of Energy and Mines of an administrative proceeding initiated at the request of FREDICON, a community association. The Ministry of Energy and Mines will conduct a special review of certain environmental aspects of the Borrower’s operations as described in such notification. The Borrower has currently no reason to expect that this proceeding will have any Material Adverse Project Effect.”
     2. Schedule 6.06 to the Master Participation Agreement is hereby amended by adding the following paragraph at the end of such Schedule:
“•	The Borrower has been informed by Peruvian counsel that it is not in compliance with the provisions of Law No. 27252 (published in the official gazette El Peruano on January 7, 2000) and its implementing regulations relating to the early retirement of certain categories of mining workers. Pursuant to this legislation, the Borrower is required to withhold a portion of the salary payable to certain categories of employees and deposit the corresponding amounts together with matching contributions into certain private pension fund management companies. The Borrower will regularize its non compliance with respect to past periods before December 31, 2005 and intends to implement a system to comply with this legislation going forward. The Borrower currently estimates that the aggregate cost of regularizing past non-compliance will not exceed US$500,000.”
     3. Except as set forth above in this First Amendment, the Master Participation Agreement shall continue in effect in accordance with its terms.
     3. Section 12.07 and Section 12.16 of the Master Participation Agreement are incorporated herein by reference.
     4. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed.

SOCIEDAD MINERA CERRO VERDE S.A.A.
By:	/s/ Christian Moran
	Name:	Christian Moran
	Title:	Attorney in Fact

CALYON NEW YORK BRANCH
By:	/s/ Robert G. Colvin
	Name:	Robert G. Colvin
	Title:	Director

By:	/s/ Ted Vandermel
	Name:	Ted Vandermel
	Title:	Director